Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Financial Media Group, Inc. (the “Company”) on Form 10-Q for the period ending February 28, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Albert Aimers, Chief Executive Officer and Manu Ohri, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Financial Media Group, Inc. and will be retained by Financial Media Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: April 17, 2009	By:	/s/ ALBERT AIMERS
Albert Aimers Chief Executive Officer

Date: April 17, 2009	By:	/s/ MANU OHRI
Manu Ohri Chief Financial Officer